Back to Form 8-K
Exhibit 99.1

WellCare Announces Pricing of Common Stock
TAMPA, Fla. (Aug. 8, 2018) — WellCare Health Plans, Inc. (NYSE: WCG) announced today that on August 7, 2018 it priced an offering of 4,528,302 shares of its common stock at a public offering price of $265.00 per common share. The public offering of the common stock was made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. WellCare has granted the underwriters an option for 30 days to purchase up to an additional 679,245 shares of common stock. The offering is expected to close on or about August 10, 2018, subject to customary closing conditions.

WellCare intends to use the net proceeds from the offering to fund a portion of the cash consideration for its previously announced acquisition of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc. and MeridianRx, a pharmacy benefit manager (collectively, “Meridian”) to pay related fees and expenses and for general corporate purposes. If the acquisition is not completed for any reason, WellCare will use the net proceeds from the offering for general corporate purposes. The offering is not contingent upon the consummation of the acquisition, which the company expects to close in the next few months, subject to the satisfaction of certain closing conditions, including the receipt of regulatory approvals.
SunTrust Robinson Humphrey and J.P. Morgan are serving as joint book-running managers and as representatives of the underwriters for the offering. Goldman Sachs & Co. LLC, Wells Fargo Securities, BofA Merrill Lynch, MUFG and BTIG are also serving as joint book-running managers for the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About WellCare Health Plans, Inc.

Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 4.4 million members nationwide as of June 30, 2018.

Joint Book-Running Managers Contact Information

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE 9th Floor Atlanta, GA 30326 Attn: Prospectus Department Toll-free: 404-926-5744 Email: strh.prospectus@suntrust.com	J.P. Morgan Securities LLC c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewater, NY 11717 Toll-free: 866-803-9204

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282
Attn: prospectus-ny@ny.email.gs.com
Toll-free: 866-471-2526
Email: prospectus-ny@ny.email.gs.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Toll-free: 800-637-4755

BTIG, LLC
825 Third Avenue
New York, NY 10022
Phone No.: 212-593-7555

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152
Attn: Equity Syndicate Department
Toll-free: 800-326-5897
Email: cmclientsupport@wellsfargo.com

MUFG Securities Americas Inc.
1633 Broadway, 29th floor
New York, NY 10019
Phone No.: 212-405-7000

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will” and similar expressions are forward-looking statements. Statements regarding the offering and the acquisition contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the offering and the acquisition in a timely manner or at all (which may adversely affect WellCare’s business), the failure to satisfy the conditions to the consummation of the acquisition (including the receipt of certain governmental and regulatory approvals) and any requirements that may be imposed by governmental or regulatory authorities as a condition to approving the acquisition. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10K for the year ended December 31, 2017 and in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:
Investors	Media
Beau Garverick 813-206-2329 beau.garverick@wellcare.com	Chris Curran 813-206-5428 chris.curran@wellcare.com

Matt Humphries 813-206-6096 matt.humphries@wellcare.com

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